                                                                                                     EXHIBIT 11

                                            FOCUS ENHANCEMENTS, INC.
                                  STATEMENT OF COMPUTATION OF INCOME PER SHARE


                                                                     Three months ended     Three months ended
                                                                          June 30,                June 30,
                                                                            1999                    1998
                                                                      ------------------     -------------------
                                                                        (As Restated)

Net income                                                              $    13,322            $   615,649
                                                                        ===========            ===========

Basic:

Weighted average number of common shares outstanding                     18,011,725             15,367,771
                                                                        ===========            ===========


Diluted:

Weighted average number of common shares outstanding                     18,011,725             15,367,771
Weighted average common equivalent shares                                       636              1,236,607


Weighted average number of common and common equivalent                 -----------            -----------
shares outstanding used to calculate per share data                      18,012,361             16,604,378
                                                                        ===========            ===========

Net income per share
        Basic                                                           $      0.00            $      0.04
                                                                        ===========            ===========
        Diluted                                                         $      0.00            $      0.04
                                                                        ===========            ===========



                                                                                                    EXHIBIT 11

                                            FOCUS ENHANCEMENTS, INC.
                                  STATEMENT OF COMPUTATION OF INCOME PER SHARE


                                                                      Six months ended       Six months ended
                                                                          June 30,               June 30,
                                                                            1999                   1998
                                                                     ------------------     -------------------
                                                                       (As Restated)
Net income                                                              $   116,312            $   980,397
                                                                        ===========            ===========

Basic:

Weighted average number of common shares outstanding                     18,008,426             16,203,388
                                                                        ===========            ===========


Diluted:

Weighted average number of common shares outstanding                     18,008,426             16,203,388
Weighted average common equivalent shares                                       636              1,204,505

Weighted average number of common and common equivalent                 -----------            -----------
shares outstanding used to calculate per share data                      18,009,062             17,407,893
                                                                        ===========            ===========

Net income per share
        Basic                                                           $      0.01            $      0.06
                                                                        ===========            ===========
        Diluted                                                         $      0.01            $      0.06
                                                                        ===========            ===========